UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	file number)	Identification No.)

621 N. Shady Retreat Road, Doylestown, PA, 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, the Compensation Committee of the Board of Directors of ProPhase Labs, Inc. (the “Company”), after consulting with its compensation consultant, granted a discretionary cash bonus of $650,000 to Ted Karkus, the Company's Chairman and Chief Executive Officer, in recognition of his efforts related to the sale of substantially all of the Company’s assets, comprised of the intellectual property and other assets related to the Company’s Cold-EEZE® brand and product line, to Mylan N.V.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board, Chief Executive Officer and Director

Date: May 3, 2017